Exhibit 99.1

Press Release	Contact: Christopher D. Myers
For Immediate Release	President and Chief Executive Officer (909) 980-4030

CVB Financial Corp. to present at the

B. Riley & Company Inc. 13th Annual Investor Conference

Ontario, CA, May 18, 2012 - Chris Myers, President and Chief Executive Officer of CVB Financial Corp., will present at the B. Riley & Company Inc. 13th Annual Investor Conference at the Loews Santa Monica Beach Hotel, Santa Monica, CA, on May 22, 2012 at 10:30 a.m. Pacific time.

Access to the live webcast and presentation materials will be available at either www.webcastregister.com/briley/2012/register/CVBF or at www.cbbank.com under “CVB Investors”, “Investor Presentations”. A replay of the webcast will be available within 24 hours of the event on our website for approximately 90 days.

CVB Financial Corp. is the holding company for Citizens Business Bank, a $6.5 billion financial services company based in Ontario, California. Citizens Business Bank serves 40 cities with 42 business financial centers, five commercial banking centers and two CitizensTrust office locations in the Inland Empire, Los Angeles County, Orange County and the Central Valley areas of California.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol of CVBF. For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the “CVB Investor” tab.

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